Exhibit 99.1

FOR IMMEDIATE RELEASE Contacts:
RF Industries, Ltd. Peter Yin SVP/ CFO (858) 549-6340 rfi@rfindustries.com	MKR Investor Relations Todd Kehrli Analyst/ Investor Contact (213) 277-5550 rfil@mkr-group.com

RF Industries Reports Record Sales of $23.8 Million and 56% Sales Growth Year Over Year for the Third Quarter of Fiscal 2022

SAN DIEGO, CA, September 14, 2022 – RF Industries, Ltd, (NASDAQ: RFIL), a national manufacturer and marketer of interconnect products and systems, today announced its unaudited financial results for the third quarter of fiscal 2022 ended July 31, 2022.

Third Quarter Fiscal 2022 Highlights and Operating Results:

●	Net sales increased 11% sequentially and 56% year over year to $23.8 million.
o	Microlab exceeded expectations delivering $6.5 million in sales in the quarter.
●	Backlog of $30.6 million at July 31, 2022 on third quarter bookings of $26.8 million. As of today, backlog stands at $31.0 million.
●	Gross profit margin was 30%, compared to 28% in the preceding second quarter, and 28% in the third quarter of fiscal 2021 (which excluded the impact of the Employee Retention Tax Credits ("ERC")).
●

Consolidated net income was $771,000, or $0.08 per diluted share, compared to consolidated net income of $926,000, or $0.09 per diluted share, in the third quarter of fiscal 2021 (which included the impact of the ERC).

●

Non-GAAP net income was $1.2 million, or $0.12 per diluted share, compared to non-GAAP net income of $1.3 million, or $0.13 per diluted share, in the third quarter of fiscal 2021 (which included the impact of the ERC).

●	Adjusted EBITDA was $2.1 million, compared to adjusted EBITDA of $1.0 million in the third quarter of fiscal 2021.
●	Cash and cash equivalents were $5.1 million as of the end of the third quarter, and the Company’s full $3.0 million revolver remains available.

See "Note Regarding Use of Non-GAAP Financial Measures," "Unaudited Reconciliation of GAAP to non-GAAP Net Income" and "Unaudited Reconciliation of Net Income to Adjusted EBITDA" below for additional information.

Fiscal 2022 Financial Guidance

For the fiscal 2022 year ending October 31, 2022, RF Industries expects:

●	Full year net sales of between $83 million to $85 million, which would represent growth of at least 45% year over year.
●	Gross margin improvement for the full year as we continue to drive margin improvement opportunities and a better product mix.

Robert Dawson, President and CEO of RF Industries, commented:

“We are pleased to report our highest quarterly revenue in company history. Q3 was another strong quarter of revenue growth and continued gross margin improvement that reflects both an organic increase in our overall business and higher margin revenue contribution from our successful acquisition of Microlab, which performed extremely well in the quarter. Our hybrid fiber business also remained strong, and we were pleased to announce last week another order from our newest North American Tier 1 wireless carrier customer to support their infrastructure build.

“With solid bookings and backlog, we are set up for a great finish to our fiscal year as we pursue additional projects in strategic higher margin product areas. In addition, we remain committed to further M&A activity as we continue to be strategic and focused with our capital allocation as another avenue of driving increased revenue, scale and profitability.”

Conference Call and Webcast

RF Industries will host a conference call and live webcast today at 4:30 p.m. Eastern Time (1:30 p.m. PT) to discuss its third quarter fiscal 2022 financial results. To access the conference call, dial 888-506-0062 (US and Canada) or 973-528-0011 (International) and give the participant access code 962049. In addition, a live and archived webcast of the conference call will be accessible on the investor relations section of the Company’s website at www.rfindustries.com. A phone replay of the conference call will also be available beginning approximately two hours after conclusion of the call and will remain available for two weeks. To access the phone replay, dial 877-481-4010 (US and Canada) or 919-882-2331(International). The replay access code is 46442.

About RF Industries

RF Industries designs and manufactures a broad range of interconnect products across diversified, growing markets, including wireless/wireline telecom, data communications and industrial. The Company's products include RF connectors, coaxial cables, data cables, wire harnesses, fiber optic cables, custom cabling, energy-efficient cooling systems and integrated small cell enclosures. The Company is headquartered in San Diego, California with additional operations in Long Island, New York, Vista, California, Milford, Connecticut, North Kingstown, Rhode Island and Parsippany, New Jersey. Please visit the RF Industries website at www.rfindustries.com.

Forward-Looking Statements

This press release contains forward-looking statements with respect to future events, including the Company’s acquisition pipeline, as well as its ability to successfully integrate acquired businesses, improved operational efficiencies, add innovative products and solutions to its portfolio and allocate capital efficiently and effectively, which are subject to a number of factors that could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to: successfully integrating new products and teams, the duration and continuing impact of the coronavirus pandemic on the U.S. economy and the Company’s customers; changes in the telecommunications industry; the Company's reliance on certain distributors and customers for a significant portion of anticipated revenues; the impact of existing and additional future tariffs imposed by U.S. and foreign nations; the Company's ability to execute on its new go-to-market strategies and channel models; its ability to expand its OEM relationships; its ability to continue to deliver newly designed and custom fiber optic and cabling products to principal customers; its ability to maintain strong margins and diversify its customer base; and its ability to address the changing needs of the market. Further discussion of these and other potential risk factors may be found in the Company's public filings with the Securities and Exchange Commission (www.sec.gov) including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. All forward-looking statements are based upon information available to the Company on the date they are published, and the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or new information after the date of this release.

Note Regarding Use of Non-GAAP Financial Measures

To supplement our condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation, amortization (Adjusted EBITDA), non-GAAP net income and non-GAAP earnings per diluted share (non-GAAP EPS). We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP net income, and non-GAAP EPS, we exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock options and other non-cash awards granted to employees, acquisition related costs and expenses, and severance. For Adjusted EBITDA we also exclude depreciation, amortization, and provision for income taxes. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company's non-cash operating expenses, we believe that providing non-GAAP financial measures that exclude non-cash expense and non-recurring costs and expenses allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision-making and for evaluating our own core business operating results over different periods of time.

Our Adjusted EBITDA, non-GAAP net income, and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS are not measurements of financial performance under GAAP, and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of specific adjustments to GAAP results is provided in the last two tables at the end of this press release.

# # #

(tables attached)

RF INDUSTRIES, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net sales	$23,842	$15,257	$62,265	$36,316
Cost of sales	16,594	10,198	44,853	23,881

Gross profit	7,248	5,059	17,412	12,435

Operating expenses:
Engineering	791	411	2,101	1,044
Selling and general	5,369	3,452	13,838	8,099
Total operating expenses	6,160	3,863	15,939	9,143

Operating income	1,088	1,196	1,473	3,292

Other (expense) income	(177)	2	(280)	2,803

Income before provision for income taxes	911	1,198	1,193	6,095
Provision for income taxes	140	272	196	727

Consolidated net income	$771	$926	$997	$5,368

Earnings per share - Basic	$0.08	$0.09	$0.10	$0.54
Earnings per share - Diluted	$0.08	$0.09	$0.10	$0.53

Weighted average shares outstanding:
Basic	10,127,244	9,979,578	10,100,767	9,955,193
Diluted	10,238,932	10,150,396	10,233,209	10,131,172

RF INDUSTRIES, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	Jul. 31,	Oct. 31,
	2022	2021
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,086	$13,053
Trade accounts receivable, net	16,161	13,523
Inventories, net	19,161	11,179
Other current assets	6,647	2,893
TOTAL CURRENT ASSETS	47,055	40,648

Property and equipment, net	1,031	708
Operating lease right of use asset, net	13,967	1,453
Goodwill	7,682	2,467
Amortizable intangible assets, net	15,728	2,739
Non-amortizable intangible assets	1,174	1,174
Deferred tax assets	263	389
Other assets	295	70
TOTAL ASSETS	$87,195	$49,648

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$6,050	$3,504
Accrued expenses	6,913	5,034
Current portion of Term loan	2,424	-
Current portion of operating lease liabilities	1,576	832
TOTAL CURRENT LIABILITIES	16,963	9,370

Operating lease liabilities	15,263	675
Term Loan, net of debt issuance cost	13,740	-
TOTAL LIABILITIES	45,966	10,045

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, authorized 20,000,000 shares of $0.01 par value; 10,156,191 and 10,058,571 shares issued and outstanding at July 31, 2022 and October 31, 2021, respectively	102	101
Additional paid-in capital	24,929	24,301
Retained earnings	16,198	15,201
TOTAL STOCKHOLDERS' EQUITY	41,229	39,603

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$87,195	$49,648

RF INDUSTRIES, LTD. AND SUBSIDIARIES
Unaudited Reconciliation of GAAP to Non-GAAP Net Income
(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2022	2021	2022	2021
Consolidated net income	$771	$926	$997	$5,368
Stock-based compensation expense	191	374	498	634
Acquisition-related and other one-time charges	205	-	1,576	-
Severance	45	-	45	-
Non-GAAP net income	$1,212	$1,300	$3,116	$6,002

Non-GAAP earnings per share:
Basic	$0.12	$0.13	$0.31	$0.60
Diluted	$0.12	$0.13	$0.30	$0.59

Weighted average shares outstanding
Basic	10,127,244	9,979,578	10,100,767	9,955,193
Diluted	10,238,932	10,150,396	10,233,209	10,131,172

RF INDUSTRIES, LTD. AND SUBSIDIARIES
Unaudited Reconciliation of Net Income to Adjusted EBITDA
(In thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2022	2021	2022	2021
Consolidated net income	$771	$926	$997	$5,368
Stock-based compensation expense	191	374	498	634
Acquisition-related and other one-time charges	205	-	1,576	-
Severance	45	-	45	-
Amortization expense	427	95	850	347
Depreciation expense	110	83	305	245
Other expense (income) *	177	(1)	280	(2,803)
Employee retention credit	-	(803)	-	(3,486)
Employee retention credit consultant fees	-	100	-	150
Provision from income taxes	140	272	196	727
Adjusted EBITDA	$2,066	$1,046	$4,747	$1,182

* In the nine months ended July 31, 2021, other income consists of the $2.8M PPP loans that were forgiven.